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                                                                    EXHIBIT 10.6





                                AMENDMENT NO. 5

           AMENDMENT NO. 5, dated as of October 7, 1998 (this "Amendment"), between TrizecHahn Centers Inc., a California corporation ("THCI"), and The Rouse Company, a Maryland corporation ("Rouse"), and Westfield America, Inc., a Missouri corporation ("Westfield" and, together with Rouse the "Acquirors").

                             W I T N E S S E T H:
                             - - - - - - - - - -

           WHEREAS, THCI, Rouse and Westfield are parties to an Asset Purchase Agreement, dated as of April 6, 1998, as amended by Amendment No. 1 dated as of July 31, 1998, by the letter agreement dated as of July 31, 1998, by Amendment No. 2 dated as of August 31, 1998, by Amendment No. 3 dated as of September 23, 1998 and by Amendment No. 4 dated as of September 25, 1998 (the "Asset Purchase Agreement"; terms defined in the Asset Purchase Agreement and not otherwise defined herein being used herein as therein defined);

           WHEREAS, THCI, Rouse and Westfield desire to amend the Asset Purchase Agreement as set forth in this Amendment; and

           WHEREAS, pursuant to Section 12.09 of the Asset Purchase Agreement, the Asset Purchase Agreement may be amended by the parties hereto.

           NOW THEREFORE, in consideration of the premises and for other valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:
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                                   ARTICLE I

                  AMENDMENTS TO THE ASSET PURCHASE AGREEMENT

     SECTION 1.01. Amendment to Section 5.01(c). Section 5.01(c) of the Asset Purchase Agreement is hereby defined in its entirety and replaced with a statement that such section has been "Intentionally Omitted."

                                  ARTICLE II

                             ADDITIONAL AGREEMENTS

     SECTION 2.01. Fashion Outlet. (a) The parties hereby agree that, notwithstanding anything to the contrary contained in the Asset Purchase Agreement, the obligations of the Acquirors to acquire Fashion Outlet or Partnership Interests (direct or indirect) in Fashion Outlet pursuant to the Asset Purchase Agreement or to pay the Adjusted Allocated Purchase Price therefor are hereby terminated, and the obligations of THCI to transfer, or cause to be transferred, Fashion Outlet or such Partnership Interests to the Acquirors pursuant to the Asset Purchase Agreement are hereby terminated.

     (b) The Acquirors hereby agree: (i) to return to THCI and to cause their attorneys, accountants and other representatives (the "Acquiror Representatives") to return to THCI, as soon as practicable and in any event within ten (10) Business Days after the date of this Amendment, all written information regarding Fashion Outlet (A) in the possession of the Management Company or (B) provided to the Acquirors or the Acquiror Representatives by THCI and its representatives and all copies thereof; and (ii) use its commercially reasonable efforts to destroy, or cause to be destroyed, all analyses, compilations, notes, abstracts, forecasts, studies and other materials (and all electronic records thereof) prepared by the Acquirors or any of the Acquiror Representatives based on such information or based on any oral information provided to the Acquirors or any of the Acquiror Representatives by THCI or any of its representatives. A duly authorized officer of each of the Acquirors shall certify to THCI in writing that the provisions of the immediately preceding sentence have been complied with.

     (c) Except as required by Law or the rules of any securities exchange on which the securities of either party hereto may be traded (in which case the disclosing party shall use all reasonable efforts to provide prior notification to the other party), no party to this Agreement shall make any public announcement in respect of this Amendment or the transactions contemplated hereby or otherwise communicate with any news media without
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giving prior notification thereof to the other party, and the parties shall each consult with the other as to the timing and contents of any such announcement.

           (d) The Acquirors hereby agree not to solicit, for a period of 18 months after the date hereof, existing tenants of Fashion Outlet (or prospective tenants of Fashion Outlet known to the Acquirors prior to the date hereof) to become tenants in any other shopping mall or shopping center in the greater Las Vegas, Nevada market (including Primm, Nevada) which is owned, in whole or in part, or managed, by either Acquiror or any Affiliate of either of them in lieu of becoming a tenant or remaining a tenant of Fashion Outlet.

           SECTION 2.02. Westdale Mall. The Acquirors hereby agree that, to the extent such net worth is required pursuant to that certain letter agreement (the "Side Letter"), dated September 1, 1980, between THCI and JMB Income Properties, Ltd. - VII, the Acquirors will indemnify and hold harmless THCI for any loss, cost or damage suffered by THCI as a result of any failure by the Acquirors to cause the entity that acquires the Partnership Interests in H-N-W Associates pursuant to the Asset Purchase Agreement to have a net worth greater than or equal to $24,500,000. The Acquirors agree that, to the extent such net worth is required under the terms of the Side Letter and is required by JMB Income Properties, Ltd. - VII., the Acquirors will promptly cause such entity to have such a net worth.

           SECTION 2.03. Towson Town Center. Pursuant to Section 2.01(d) of the Asset Purchase Agreement, THCI hereby notifies the Acquirors that the Closing Date for the Towson Town Center Property Assets shall be October 22, 1998, subject to all other terms and conditions of the Asset Purchase Agreement (including THCI's right to deliver an Exclusion Notice). The Acquirors acknowledge that no further Subsequent Closing Date Notice shall be required to set such Closing Date.

                                  ARTICLE III

                              GENERAL PROVISIONS

     SECTION 3.01. Authority; Effect on Asset Purchase Agreement.

           (a)  THCI hereby represents as follows:

                (i) THCI has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations under the Asset Purchase Agreement (as amended by this Amendment) and to consummate the transactions contemplated by the Asset Purchase Agreement (as amended by this Amendment).

                (ii) The execution and delivery of this Amendment by THCI and the consummation by THCI of the transactions contemplated by the Asset Purchase
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    Agreement (as amended by this Amendment) have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of THCI are necessary to authorize this Amendment or to consummate the transactions contemplated by the Asset Purchase Agreement (as amended by this Amendment).

          (iii) This Amendment has been duly and validly executed and delivered by THCI and, assuming the due authorization, execution and delivery by Rouse and Westfield, the Asset Purchase Agreement (as amended by this Amendment) constitutes the legal, valid and binding obligation of THCI, enforceable against THCI in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or principles governing the availability of equitable remedies).

      (b) Rouse and Westfield each, severally but not jointly, hereby represents as follows:

          (i) Such Acquiror has all necessary corporate power and authority to execute and deliver this Amendment, to perform its obligations under the Asset Purchase Agreement (as amended by this Amendment) and to consummate the transactions contemplated by the Asset Purchase Agreement (as amended by this Amendment).

          (ii) The execution and delivery of this Amendment by such Acquiror and the consummation by them of the transactions contemplated by the Asset Purchase Agreement (as amended by this Amendment) have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of such Acquiror is are necessary to authorize this Amendment or to consummate the transactions contemplated by the Asset Purchase Agreement (as amended by this Amendment).

          (iii) This Amendment has been duly and validly executed and delivered by such Acquiror and, assuming the due authorization, execution and delivery by THCI, the Asset Purchase Agreement (as amended by this Amendment) constitutes the legal, valid and binding obligation of such Acquiror, enforceable against such Acquiror in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or principles governing the availability of equitable remedies).

      (c) Except as amended hereby, the provisions of the Asset Purchase Agreement are and shall remain in full force and effect.

     SECTION 3.02. Counterparts. This Amendment may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one
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and the same agreement. Delivery of an executed counterpart of this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

     SECTION 3.03. Governing Law. This Amendment shall be governed in the same manner as provided in Section 12.10 of the Asset Purchase Agreement.

     [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

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     IN WITNESS WHEREOF, THCI, Rouse and Westfield have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.


                                TRIZECHAHN CENTERS, INC.


                                By /s/ Neil Jacob
                                   -----------------------
                                   Name: Neil Jacob
                                   Title: Vice President


                                THE ROUSE COMPANY


                                By /s/ R.E. Galen
                                   -----------------------
                                   Name: Richard E. Galen
                                   Title: Vice President


                                WESTFIELD AMERICA, INC.


                                By /s/ Irv Hepner
                                   -----------------------
                                   Name: Irv Hepner
                                   Title: Secretary